Free Writing Prospectus

Dated November 3, 2010

Filed Pursuant to Rule 433(d)

Registration No. 333-149075

Registration No. 333-149075-06

$650mm CarMax Auto Owner Trust (CARMX) 2010-3

Bookrunners : Barclays (struc), WFC                 SEC Registered

Co-Managers : BofAML, JPM, Scotia Capital

CLS	$AMT(mm)	M/S&P	WAL	L.FINAL	SPREAD	YIELD	COUP	PRICE
A1	130.000	P-1/A-1+	0.28	11/15/11	+1	0.31315	0.31315	100.00%
A2	202.000	AAA/AAA	1.05	09/16/13	+37	0.752%	0.75%	99.99914%
A3	167.000	AAA/AAA	2.23	02/17/15	+44	0.995%	0.99%	99.99351%
A4	108.750	AAA/AAA	3.44	02/16/16	+54	1.418%	1.41%	99.98714%
B	16.900	Aa2/AA	3.85	05/16/16	+100	2.013%	2.00%	99.98292%
C	17.225	A2/A	3.85	08/15/16	+160	2.613%	2.59%	99.96745%
D	8.125	Baa2/BBB	3.85	03/15/17	+260	3.613%	3.58%	99.97802%

EXPECTED SETTLE: 11/10/10

PX SPEED: 1.3 ABS 10% CALL

FIRST PAYMENT DATE: 12/15/10

BILL & DELIVER : Barclays

ERISA ELIGIBLE : Yes

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS BY CALLING BARCLAYS CAPITAL INC., TOLL-FREE AT 1-888-603-5847.